Exhibit 10.1(b)

LIST OF CONTENTS OF EXHIBITS AND SCHEDULES TO CREDIT AGREEMENT

SCHEDULES:

Schedule 1.01	-	Material Subsidiaries
Schedule 2.01	-	Commitments
Schedule 2.02	-	Rate Grid
Schedule 3.06	-	Litigation
Schedule 5.01(d)	-	Investments
Schedule 6.08	-	Restrictions on Subsidiary Contributions

EXHIBITS:

EXHIBIT A	-	Form of Assignment and Acceptance